                                                                    EXHIBIT 4(d)



                       FIRST AMENDMENT TO CREDIT AGREEMENT


         This First Amendment to Credit Agreement (the "Amendment") is made as of July 22, 2002, by and among CERNER CORPORATION, a Delaware corporation (the "Borrower"); U.S. BANK NATIONAL ASSOCIATION, a national banking association, in its capacity as Administrative Agent, Lead Arranger, Swingline Lender, Issuing Bank and a Bank; LASALLE BANK NATIONAL ASSOCIATION, a national banking association, in its capacity as Documentation Agent and a Bank; COMMERCE BANK, N.A., a national banking association, in its capacity as a Bank; and UMB BANK, N.A., a national banking association, in its capacity as a Bank. Capitalized terms used and not defined hereunder have the meanings given to them in the Credit Agreement referred to below.

                             Preliminary Statements

         (a) The Borrower and the Bank Parties are parties to a Credit Agreement dated as of May 31, 2002 (the "Credit Agreement").

         (b) The Borrower has requested that, among other things, (1) Section
6.11 of the Credit Agreement be amended to permit the Borrower to redeem a portion of its stock from time to time, (2) Section 2.3 of the Credit Agreement be amended to address Foreign Currency Letters of Credit, and (3) in connection with a proposed Acquisition by the Borrower, the Bank Parties waive the Borrower's obligation to comply with certain provisions of Section 6.10(d)(3) of the Credit Agreement. The Bank Parties are willing to agree to the foregoing requests, subject, however, to the terms, conditions and agreements set forth below.

         NOW, THEREFORE, the parties agree as follows:

         1. DEFINITIONS. Section 1.1 of the Credit Agreement is amended to add the following defined terms:

                  "Bank Parties" shall mean U.S. Bank National Association, in its capacity as Administrative Agent, Lead Arranger, Issuing Bank, Swingline Lender and a Bank; LaSalle Bank National Association, in its capacity as Documentation Agent and a Bank; Commerce Bank, N.A., in its capacity as a Bank; and UMB Bank, N.A., in its capacity as a Bank. Use of the term "Bank Parties" in any of the Credit Documents is for convenience of reference only, and shall not impose or alter any requirement under any of the Credit Documents regarding which Persons must consent to which matters or in which capacity a Person must act in consenting to a matter or in taking any other action.

                  "First Amendment" shall mean the First Amendment to Credit Agreement, dated as of July 22, 2002, among the Borrower and the Bank Parties.

                  "Foreign Currency Letter of Credit" shall mean any Letter of Credit denominated in a currency other than Dollars.




                  First Amendment to Credit Agreement -- Page 1
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         2. STOCK REDEMPTIONS. Section 6.11 of the Credit Agreement is deleted and is replaced with the following:

                  6.11. Dividends and Distributions. The Borrower shall not, nor shall it permit any of its Subsidiaries to, declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or otherwise, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value any shares of any class of its capital stock or set aside any amount for any such purpose (the foregoing transactions being collectively called "Restricted Payments"); provided, however, that (a) the Borrower and its Subsidiaries may declare and pay dividends payable solely in shares of its common stock, (b) any Subsidiary of the Borrower may make Restricted Payments to the Borrower or to any Guarantor Subsidiary, and
         (c) the Borrower may declare and pay cash dividends, and/or redeem, purchase, retire or otherwise acquire for value any shares of any class of its capital stock or set aside any amount for any such purpose, in each case if (1) no Default or Event of Default then exists or would result therefrom, and (2) the aggregate amount of such cash dividends paid during any fiscal quarter, together with the aggregate amount of all capital stock redeemed, purchased, retired or otherwise acquired during such fiscal quarter, does not exceed 50% of Consolidated Net Income for the four fiscal quarters most recently ended.

         3. FOREIGN CURRENCY LETTERS OF CREDIT. A new Section 2.3(k) is added to the Credit Agreement which reads as follows:

                  (k) The Borrower may request that Letters of Credit be issued as Foreign Currency Letters of Credit (meaning that such Letters of Credit are denominated in a currency other than Dollars). If the aggregate undrawn face amount of all Foreign Currency Letters of Credit exceeds $10,000,000 at any time, then the Borrower shall enter into one or more foreign currency hedging, swap or similar agreements (collectively, a "Foreign Currency Swap Agreement") with the Issuing Bank or other Person reasonably acceptable to the Issuing Bank (each, a "Counterparty"), in each case reasonably acceptable in form and content to the Administrative Agent, with respect to all Foreign Currency Letters of Credit then or thereafter outstanding, whereby, in return for the Borrower paying hedging, swap or similar fees to the Counterparty, the Counterparty assumes substantially all of the risk of any decline in the value of the Dollar relative to the applicable foreign currency for the duration of the term of such Foreign Currency Letters of Credit. The Borrower shall maintain such Foreign Currency Swap Agreement so long as the aggregate undrawn face amount of all Foreign Currency Letters of Credit outstanding exceeds $10,000,000. If the Borrower's foreign currency exposure with respect to Foreign Currency Letters of Credit is not fully hedged pursuant to a Foreign Currency Swap Agreement reasonably acceptable to the Administrative Agent, then (1) the Borrower agrees to reimburse the Issuing Bank, for the benefit of the Banks pursuant to their respective Pro-Rata Shares, for all currency fluctuation losses incurred by the Issuing Bank or any Bank in connection with any


                  First Amendment to Credit Agreement -- Page 2 decline in the value of the Dollar relative to the applicable foreign currency at the time of any draw or other payment made under any Foreign Currency Letter of Credit, and (2) the Administrative Agent, acting in a commercially reasonable manner, shall have the right to periodically mark to market or otherwise adjust the LC Exposure of the Banks to reflect any such foreign currency fluctuation, and accordingly to reduce the amount of credit available to the Borrower under this Agreement because of such foreign currency fluctuation. The Administrative Agent, the Issuing Bank and the Banks shall have the rights set forth in the preceding sentence notwithstanding that the aggregate undrawn face amount of all Foreign Currency Letters of Credit outstanding is less than $10,000,000 at any time.

         4. COVENANT WAIVER; SELECTED 2002 ACQUISITIONS. The Borrower has advised the Bank Parties that the Borrower intends to make an Acquisition, on or before October 31, 2002, of a foreign entity who is in the same line of business of the Borrower and that the aggregate amount of consideration payable by the Borrower at any time in respect of such Acquisition will not exceed $17,000,000 (the "Proposed Foreign 2002 Acquisition;" the Proposed Foreign 2002 Acquisition, together with the Borrower's earlier acquisition in 2002 of Zynx Health Incorporated, are collectively referred to herein as the "Combined 2002 Acquisitions"). Based upon the foregoing, the Bank Parties hereby waive any Default or Event of Default under Section 6.10(d)(3) of the Credit Agreement arising solely as a result of the aggregate amount of cash and all other consideration (including, without limitation, assumed or Guaranteed Indebtedness, but excluding equity securities of the Borrower) payable at any time in respect of the Combined 2002 Acquisitions exceeding 5% of the Consolidated Net Worth of the Borrower and its Subsidiaries (as reflected in the financial statements of such Persons, dated most recently prior to the consummation of the Proposed Foreign 2002 Acquisition, delivered to the Administrative Agent pursuant to Section 6.1 of the Credit Agreement); provided, however, that the foregoing waiver shall not be effective if (a) the aggregate amount of consideration payable by the Borrower at any time in respect of the Proposed Foreign 2002 Acquisition exceeds $17,000,000, or (b) the Proposed Foreign 2002 Acquisition is not consummated in all material respects on or before October 31, 2002.

         5. CONDITIONS PRECEDENT TO AMENDMENT. Notwithstanding anything in this Amendment to the contrary, unless and to the extent the Administrative Agent waives the benefits of this sentence by giving written notice thereof to the Borrower, none of the Bank Parties shall have any duties under this Amendment, nor shall any waivers, releases or other concessions, if any, made or given by any of the Bank Parties under this Amendment be effective, in each case until the Administrative Agent has received fully executed originals of each of the following, each in form and substance satisfactory to the Administrative Agent:

                  (a) AMENDMENT. This Amendment;

                  (b) OTHER. Such other documents as the Administrative Agent may reasonably request in connection with the transactions contemplated hereby.

         6. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Bank Parties as follows: (a) it is a duly organized and validly existing corporation and has full corporate power and authority to enter into this Amendment and any documents or transactions contemplated hereby and to pay and perform its obligations in respect of each of the foregoing; (b) the execution, delivery and performance by the Borrower of this Amendment and any documents contemplated hereby or any transactions contemplated hereby do not violate or conflict with, or require any consent under, (i) the Borrower's certificate of incorporation, by-laws, or any other agreement or document relating to the Borrower's existence or authority to act, (ii) any agreement or instrument to which the Borrower is a party or by which the Borrower or any of its properties is bound, (iii) any court order, judicial proceeding or any administrative or arbitral order or decree,



                  First Amendment to Credit Agreement -- Page 3 or (iv) any applicable law, rule or regulation; and (c) no authorization, approval or consent of or by, and no notice to or filing or registration with, any governmental authority or any other Person is necessary for the Borrower to enter into this Amendment or any document contemplated hereby or any transaction contemplated hereby or to perform its obligations with respect to each of the foregoing.

         7. REAFFIRMATION OF CREDIT DOCUMENTS. The Borrower reaffirms its obligations under the Credit Agreement and the other Credit Documents to which it is a party or by which it is bound, and represents, warrants and covenants to the Bank Parties, as a material inducement to the Bank Parties to enter into this Amendment and the transactions contemplated hereby, that (a) the Borrower has no (and, in any event, hereby waives any) defense, claim or right of setoff in respect of the Credit Agreement, any of the other Credit Documents or the actions or inactions of any of the Bank Parties; and (b) all representations and warranties made by the Borrower in the Credit Agreement and the other Credit Documents are true and complete on the date hereof as if made on the date hereof, except for any such representations or warranties which specifically and expressly relate to an earlier date, which representations and warranties were true and complete as of such earlier date.

         8. NO OTHER AMENDMENTS. Except as amended hereby, the Credit Agreement and the other Credit Documents shall remain in full force and effect and be binding on the Borrower in accordance with their respective terms.

         9. COUNTERPARTS; FAX SIGNATURES. This Amendment and any document contemplated hereby may be executed in one or more counterparts and by different parties thereto, all of which counterparts, when taken together, shall constitute but one agreement. This Amendment and any document contemplated hereby may be executed and delivered by facsimile or other electronic transmission, and any such execution or delivery shall be fully effective as if executed and delivered in person.

         10. LEGAL FEES. The Borrower shall pay the reasonable legal fees and expenses incurred by the Administrative Agent in connection with the preparation and closing of this Amendment and any other documents referred to herein and the consummation of any transactions referred to herein.

         11. MO.REV.STAT. SECTION 432.045 REQUIRED NOTICE. The following statement is given pursuant to Mo.Rev.Stat. Section 432.045: "ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT." All other Credit Documents are incorporated into this Amendment; provided, however, that, to the extent of any direct conflict between the terms and conditions of the other Credit Documents and this Amendment, the terms and conditions of this Amendment shall prevail and govern.

         12. GOVERNING LAW. This Amendment shall be governed by the laws of the State of Missouri without regard to any choice of law rule thereof giving effect to the laws of any other jurisdiction.



                          [signature page(s) to follow]



                  First Amendment to Credit Agreement -- Page 4

         IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.


CERNER CORPORATION                                 COMMERCE BANK, N.A., as a Bank



By: \s\ Marc G. Naughton                           By: \s\ Pamela T. Hill
   ------------------------------------               ---------------------------------
   Name:  Marc G. Naughton                            Name:  Pamela T. Hill
   Title:  CFO/Senior Vice President                  Title:  Vice President


U.S. BANK NATIONAL ASSOCIATION,                      UMB BANK, NA., as a Bank
as Administrative Agent, Lead Arranger,
Issuing Bank, Swingline Lender and a Bank



By: \s\ Mark R. Jorgenson                          By: \s\ Kevin E. Kramer
   ------------------------------------               ---------------------------------
   Name:  Mark R. Jorgenson                           Name:  Kevin E. Kramer
   Title:  SVP                                        Title:  Senior Vice President


LASALLE BANK NATIONAL ASSOCIATION,
as Documentation Agent and a Bank



By: \s\ James C. Binz
   ------------------------------------
   Name:  James C. Binz
   Title:  First Vice President



                        [Consent of Guarantors to follow]



              First Amendment to Credit Agreement -- Signature Page

                              CONSENT OF GUARANTORS


         Reference is made to the Guaranty dated as of May 31, 2002, in favor of the Administrative Agent, on behalf of the Banks, the Swingline Lender and the Issuing Bank, to which the undersigned (each a "Guarantor") are parties, either as an original signatory thereto or pursuant to any subsequent assumption, joinder or other agreements, and any other guaranty executed by any Guarantor in favor of the Administrative Agent or any other Bank Party relating to any indebtedness of the Borrower under any of the Credit Documents (collectively, with respect to each Guarantor, such Guarantor's "Guaranty"). Capitalized terms used and not defined in this Consent of Guarantors have the meanings given to them in the Credit Agreement referred to in the above Amendment. To induce the Bank Parties to enter into the above Amendment, each Guarantor: (a) consents to the Borrower and the Bank Parties entering into the above Amendment; (b) agrees that the execution, delivery and performance of the above Amendment and any documents or transactions contemplated thereby shall not discharge, limit or otherwise impair the obligations of such Guarantor under such Guarantor's Guaranty; (c) agrees that such Guarantor's Guaranty is and remains in full force and effect and is enforceable against such Guarantor in accordance with its terms; (d) waives any defense, claim or right of setoff such Guarantor may have in respect of such Guarantor's Guaranty, the Credit Agreement, the other Credit Documents or the actions or inactions of any of the Bank Parties; and (e) agrees that none of the Bank Parties has any duty to give such Guarantor notice of or obtain such Guarantor's consent to the transactions described in the above Amendment, and that the Bank Parties' giving of notice to such Guarantor and obtainment of such Guarantor's consent in this instance shall not impose any similar or other duty upon any of the Bank Parties in any future matter or transaction. This Consent of Guarantors may be validly executed and delivered by fax or other electronic transmission and in multiple counterparts and by different parties thereto.


CERNER PROPERTIES, INC.,                           CERNER INTERNATIONAL, INC.,
a Delaware corporation                             a Delaware corporation


By: \s\ Marc G. Naughton                           By: \s\ Marc G. Naughton
   ------------------------------------               ---------------------------------
   Name:  Marc G. Naughton                            Name:  Marc G. Naughton
   Title:  Vice President and Treasurer               Title:  Vice President and Treasurer

CERNER MULTUM, INC.,                                 CERNER HEALTH CONNECTIONS, INC.,
a Delaware corporation                                        a Delaware corporation


By: \s\ Marc G. Naughton                              By: \s\ Marc G. Naughton
   ------------------------------------               ---------------------------------
   Name:  Marc G. Naughton                            Name:  Marc G. Naughton
   Title:  Treasurer                                  Title:  Vice President and Treasurer




              First Amendment to Credit Agreement -- Signature Page

CERNER HEALTH FACTS, INC.,                         CERNER CITATION, INC.,
a Delaware corporation                             a Delaware corporation


By: \s\ Marc G. Naughton                           By: \s\ Marc G. Naughton
   ------------------------------------               ---------------------------------
   Name:  Marc G. Naughton                            Name:  Marc G. Naughton
   Title:  Vice President and Treasurer               Title:  Vice President and Treasurer

CERNER INVESTMENT CORP.,                           HEALTH NETWORK VENTURES, INC.,
a Nevada corporation                               a Missouri corporation


By: \s\ Marc G. Naughton                           By: \s\ Marc G. Naughton
   ------------------------------------               ---------------------------------
   Name:  Marc G. Naughton                            Name:  Marc G. Naughton
   Title:  Vice President and Treasurer               Title:  Vice President and Treasurer


CERNER CAMPUS REDEVELOPMENT                        CERNER RADIOLOGY
CORPORATION,                                       INFORMATION SYSTEMS, INC.,
a Missouri corporation                             a Texas corporation


By: \s\ Marc G. Naughton                           By: \s\ Marc G. Naughton
   ------------------------------------               ---------------------------------
   Name:  Marc G. Naughton                            Name:  Marc G. Naughton
   Title:   Treasurer                                 Title:

ZYNX HEALTH INCORPORATED,                          CERNER DHT, INC.,
a California corporation                           a Delaware corporation


By: \s\ Marc G. Naughton                           By: \s\ Marc G. Naughton
   ------------------------------------               ---------------------------------
   Name:  Marc G. Naughton                            Name:  Marc G. Naughton
   Title:  Treasurer                                  Title:  Vice President and Treasurer




              First Amendment to Credit Agreement -- Signature Page